SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 27, 1996

                         Saxon Asset Securities Company
               (Exact name of registrant as specified in charter)

         Virginia                       34-0-20552                52-1785164
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                    4880 Cox Road, Glen Allen, Virginia 23060
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (804) 967-7400

         (Former name or former address, if changed since last report.)


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      Item 1.     Changes in Control of Registrant.

                  Not Applicable.

      Item 2.     Acquisition or Disposition of Assets.

                  Not Applicable.

      Item 3.     Bankruptcy or Receivership.

                  Not Applicable.

      Item 4.     Changes in Registrant's Certifying Accountant.

                  Not Applicable.

      Item 5.     Other Events.

         On November 27, 1996, the Registrant entered into an underwriting agreement with Prudential Securities Incorporated, Lehman Brothers, Merrill Lynch & Co. and PaineWebber Incorporated (the "Underwriters"), pursuant to which the Underwriters agreed to purchase and offer for sale to the public, approximately $450,000,000 aggregate initial principal amount of the Registrant's Mortgage Loan Asset Backed Certificates, Series 19962, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 and Class A-6 Certificates (collectively, the "Underwritten Certificates"). The Underwritten Certificates are registered for sale under the Registrant's effective shelf Registration Statement on Form S-3 (333-4127), and are offered pursuant to a Prospectus August 2, 1996, and a Prospectus Supplement dated November 27, 1996, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and Rule 424 thereunder.

         In connection with the offering of the Underwritten Securities, the Registrant has obtained credit enhancement from MBIA Insurance Corporation ("MBIA") and will incorporate by reference certain financial information regarding Mortgage Loan Asset Backed Certificates. In connection therewith, the Registrant is designating Coopers & Lybrand LLP as experts relating to such incorporated financial information and is filing herewith the consent of Coopers & Lybrand LLP as Exhibit 99.1

      Item 6.     Resignations of Registrant's Directors.

                  Not Applicable.

      Item 7.     Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  Not Applicable.

      Item 8.     Change in Fiscal Year.

                  Not Applicable.

      Exhibits

      99.1                 Copy of Consent of Coopers & Lybrand LLP.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 27, 1996

                         SAXON ASSET SECURITIES COMPANY

                         By:   ____________________________________
                                Bradley D. Adams, Vice President


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                                INDEX TO EXHIBITS

                                                                           Page

      99.1 ......................Copy of Consent of Coopers & Lybrand LLP